UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

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First Bancorp of Indiana, Inc.

(Name of Registrant as Specified In Its Charter)

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FIRST BANCORP OF INDIANA, INC.
5001 Davis Lant Drive
Evansville, Indiana 47715
(812) 421-4100

October 13, 2006

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of First Bancorp of Indiana, Inc. We will hold the meeting at the Company’s corporate headquarters located at 5001 Davis Lant Drive, Evansville, Indiana on Wednesday, November 15, 2006 at 10:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of BKD LLP, the Company’s independent registered public accountants, will be present to respond to appropriate questions from shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Michael H. Head
Michael H. Head
President and Chief Executive Officer

FIRST BANCORP OF INDIANA, INC.
5001 Davis Lant Drive
Evansville, Indiana 47715
(812) 421-4100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m. on Wednesday, November 15, 2006.

PLACE	5001 Davis Lant Drive, Evansville, Indiana 47715.

ITEMS OF BUSINESS	(1)	The election of two directors to serve for a term of three years;

	(2)	The ratification of the appointment of BKD LLP as independent registered public accountants for the Company for the fiscal year ending June 30, 2007; and

	(3)	Such other business that may properly come before the meeting. Note: The Board of Directors is not aware of any other business to come before the meeting.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on September 29, 2006.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Ruthanne Orth
Ruthanne Orth
Corporate Secretary

Evansville, Indiana
October 13, 2006

NOTE: Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

FIRST BANCORP OF INDIANA, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Bancorp of Indiana, Inc. (“First Bancorp” or the “Company”) to be used at the annual meeting of shareholders of the Company. First Bancorp is the holding company for First Federal Savings Bank (“First Federal”). The annual meeting will be held at the Company’s corporate headquarters located at 5001 Davis Lant Drive, Evansville, Indiana on Wednesday, November 15, 2006 at 10:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed to shareholders of record on or about October 13, 2006.

General Information About Voting

Who Can Vote at the Meeting

You are entitled to vote your First Bancorp common stock if the records of the Company show that you held your shares as of the close of business on September 29, 2006. As of the close of business on September 29, 2006, a total of 1,552,643 shares of First Bancorp common stock were outstanding. Each share of common stock has one vote. The Company’s Articles of Incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10% limit. With respect to shares held by a broker, bank or nominee, the Company generally will look beyond the holder of the shares to the person or entity for whom the shares are held when applying the voting limitation. However, where the ultimate owner of the shares has granted voting authority to the broker, bank or nominee that holds the shares, the Company would apply the 10% voting limitation to the broker, bank or nominee.

Attending the Meeting

If you are a beneficial owner of First Bancorp common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of First Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

First Bancorp’s Board of Directors consists of eight members. At this year’s annual meeting, shareholders will elect two directors each to serve a term of three years. In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected as directors up to the maximum number of directors to be elected at the annual meeting. At the annual meeting, the maximum number of directors to be elected is two. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on ratification of the appointment of BKD LLP as independent registered public accountants of the Company, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.

Voting by Proxy

The Board of Directors of First Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of First Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of First Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends a vote:

•  “FOR” each of the two nominees for director; and
•  “FOR” ratification of BKD LLP as independent registered public accountants.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your First Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

If your First Bancorp common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

How to Revoke Your Proxy

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy.

Participants in First Federal’s ESOP

If you participate in the First Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all of the shares that you may vote under the ESOP. Under the terms of the ESOP, the ESOP trustees vote all of the shares held by the ESOP, but each ESOP participant may direct how the trustees vote the shares of common stock allocated to his or her account. The ESOP trustees, subject to the exercise of their fiduciary duties, will vote all of the unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as the shares for which the trustees have received timely voting instructions. The deadline for returning your voting instructions to the ESOP trustees is November 8, 2006.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Business Conduct

The Company has adopted a Code of Business Conduct designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct.

As a mechanism to encourage compliance with the Code of Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Business Conduct.

Meetings of the Board of Directors

The Company and First Federal conduct business through meetings and activities of their Boards of Directors and their committees. During the fiscal year ended June 30, 2006, the Board of Directors of the Company held 12 regular meetings and one special meeting and the Board of Directors of First Federal held 12 regular meetings and no special meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

Committees of the Board of Directors of First Bancorp of Indiana

The following table identifies our standing committees and their members as of September 29, 2006:

Director	Audit Committee	Compensation Committee	Nominating Committee

Timothy A. Flesch	X	X
David E. Gunn	X*
Daniel L. Schenk	X		X
E. Harvey Seaman III		X	X*
Jerome A. Ziemer		X*	X
Number of Meetings in 2006	4	2	1

*Chairman

Audit Committee. The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accountants and management to review accounting, auditing, internal control structure and financial reporting matters. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market (“Nasdaq”). The Board of Directors has determined that both Mr. Gunn and Mr. Flesch are “audit committee financial experts” under the rules and regulations of the Securities and Exchange Commission. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which was included as an appendix to First Bancorp’s proxy statement for the 2004 annual meeting of stockholders. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Proposal 2—Ratification of Independent Registered Public Accountants—Report of Audit Committee.”

Compensation Committee. The Compensation Committee is responsible for overseeing the Company’s and the Bank’s employee compensation and benefit programs. Each member of the Compensation Committee is independent in accordance with the listing standards of Nasdaq. The Compensation Committee acts under a written charter adopted by the Board of Directors.

Nominating Committee. The Nominating Committee is responsible for the annual selection of nominees for election as directors and ensuring that the Audit, Compensation and Nominating Committees have the benefit of qualified and experienced independent directors. Each member of the Nominating Committee is independent in accordance with the listing standards of Nasdaq. The Nominating Committee acts under a written charter adopted by the Board of Directors. A copy of the charter is available on First Bancorp’s website, www.firstfedevansville.com, and was included as an appendix to First Bancorp’s proxy statement for the 2004 annual meeting of stockholders. The procedures of the Nominating Committee required to be disclosed by the rules and regulations of the Securities and Exchange Commission are included in this proxy statement. See “Nominating Committee Procedures.”

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of shareholders. All directors attended the Company’s 2005 annual meeting of shareholders except for Mr. Haag, who was not a member of the Board of Directors at that time.

Directors’ Compensation

Directors’ Fees. The following table sets forth the applicable retainers and fees currently paid to directors for their service on the Board of Directors of First Federal. No separate fees are paid for service on the Company’s Board of Directors.

Annual retainer	$7,500

Additional annual retainers:
Chairman of the Board	$1,500
Audit Committee Chairman	$2,500
Compensation Committee Chairman	$1,000

Attendance fees:
Per board meeting attended	$625
Per committee meeting attended	$300
Per loan approval meeting attended	$100

Non-Employee Director Compensation. The following table sets forth the total cash compensation paid to our non-employee directors for their service on the Board of Directors of First Federal during 2006. No director received equity compensation during 2006.

Director	Cash
Harold Duncan	$17,200
Timothy A. Flesch	$14,350
David E. Gunn	$19,400
Gregory L. Haag(1)	—
Daniel L. Schenk	$16,900
E. Harvey Seaman III	$16,600
Jerome A. Ziemer	$17,800

(1)	Mr. Haag was not a member of the Board of Directors during 2006.

Deferred Fee Plan. First Federal maintains a deferred compensation arrangement for certain directors, who may elect to defer up to 100% of their monthly Board and committee meeting fees and retainers. Upon the director’s attainment of an age specified in his individual deferral agreement, First Federal will pay the balance of the director’s deferral account in monthly installments over a period specified in the director’s individual agreement. Over the deferral period, a director’s account is credited with 10% annual interest with monthly compounding. In the event of a change in control of First Federal (as defined in the program) followed by a director’s termination of service, each director will be entitled to receive a benefit increased to reflect three additional years of deferrals. First Federal has acquired life insurance on participating members of the Board to provide informal funding for its obligations under the program. No current director is deferring his Board fees. Messrs. Duncan and Ziemer are presently receiving distributions under the plan.

Supplemental Executive Retirement Plan. First Federal maintains various supplemental executive retirement programs for key personnel. During the year ended June 30, 2006, Mr. Duncan, who participated in such a program while an executive officer, received a distribution of $40,644.

Stock Ownership

The following table provides information as of September 29, 2006 about the persons, other than directors and executive officers, known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

First Federal Savings Bank Employee Stock Ownership Plan 5001 Davis Lant Drive Evansville, Indiana 47715	158,116 (1)	10.18%(2)

_______________________________
(1)
As of September 29, 2006, 82,380 shares have been allocated to participants’ ESOP accounts. The ESOP trustees are Harold Duncan and Michael H. Head. See “General Information About Voting—Participants in First Federal’s ESOP” for a discussion of the ESOP’s voting procedures.

(2)	Based on 1,552,643 shares of the Company’s common stock outstanding and entitled to vote as of September 29, 2006.

The following table provides information as of September 29, 2006 about the shares of First Bancorp common stock that may be considered to be beneficially owned by each director, each nominee for director, each executive officer named under “Executive Compensation—Summary Compensation Table” and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned		Options Exercisable Within 60 Days	Percent of Common Stock Outstanding(1)
Harold Duncan	55,309	(2)	13,810	4.41%
Timothy A. Flesch	1,100		11,362	*
David E. Gunn	1,042		11,362	*
Gregory L. Haag	—		—	—
Michael H. Head	103,345	(3)	—	6.66
Kirby W. King	19,991	(4)	15,268	2.25
E. Harvey Seaman III	99,100	(5)	—	6.38
Daniel L. Schenk	1,200		11,362	*
Jerome A. Ziemer	24,945	(6)	5,962	1.98
All directors and executive officers as a group (14 persons)	344,173		96,504	26.72

*	Does not exceed 1.0% of the Company’s voting securities.
(1)
Percentages with respect to each person or group of persons have been calculated on the basis of 1,552,643 shares of the Company’s common stock, the number of shares of Company common stock outstanding and entitled to vote as of September 29, 2006, plus the number of shares that may be acquired by each individual (or group of individuals) by exercising options.

(2)	Includes 3,501 shares owned by Mr. Duncan’s spouse. Does not include shares held by First Federal’s ESOP, for which Mr. Duncan is a trustee.
(3)
Includes 16,454 shares owned by Mr. Head’s spouse, 10,000 shares owned by Mr. Head’s spouse as trustee for a family trust and 11,518 shares owned by Mr. Head’s spouse as custodian for their children. Also includes 8,403 shares allocated to Mr. Head under First Federal’s ESOP, for which Mr. Head has voting power but not investment power. Does not include shares held by First Federal’s ESOP, for which Mr. Head serves as a trustee.

(4)
Includes 4,299 shares owned by Mr. King’s spouse and 1,600 shares owned by Mr. King as custodian for his son. Also includes 5,322 shares allocated to Mr. King under First Federal’s ESOP, for which Mr. King has voting power but not investment power.

(5)	Includes 55,812 shares owned by Mr. Seaman as trustee for a revocable trust and 37,900 shares owned by Mr. Seaman’s spouse as trustee for a revocable trust.
(6)	Includes 20,400 shares held by a revocable trust for which Mr. Ziemer serves as trustee.

Proposal 1 — Election of Directors

The Company’s Board of Directors consists of eight members all of whom are independent under the listing standards of Nasdaq, except for Mr. Head, who is not independent because he is the President and Chief Executive Officer of the Company, and Mr. Duncan, who is not independent because he served as the President and Chief Executive Officer of the Company within the past three years. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Two directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The Board of Directors’ nominees for election this year are Timothy A. Flesch and Michael H. Head, each of whom is currently a director of First Bancorp and First Federal.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Messrs. Flesch and Head.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of June 30, 2006. The indicated period of service as a director includes the period of service as a director of First Federal.

Board Nominees for Election of Directors

Timothy A. Flesch is the President and Chief Executive Officer of St. Mary’s Health System, a health care provider. Prior to becoming President of St. Mary’s Health System, Mr. Flesch served as the Chief Financial Officer. Age 55. Director since 2003.

Michael H. Head is the President and Chief Executive Officer of the Company and First Federal. Mr. Head joined First Federal in 1980 and served as a Vice President, Manager of the loan department and Senior Vice President before becoming Executive Vice President in 1996. In 1998, Mr. Head added the title of Chief Operating Officer and in 2000, Mr. Head was named President and Chief Operating Officer of First Federal. In 1999, Mr. Head was named Vice President of the Company. In July 2004, Mr. Head became President and Chief Executive Officer of the Company and First Federal. Age 48. Director since 2000.

Directors Continuing in Office

The following directors have terms ending in 2007:

David E. Gunn is a certified public accountant and the President of Gunn Group, LLC, a business consulting firm. Prior to founding Gunn Group, LLC in 2002, Mr. Gunn was a partner at the certified public accounting firm of Harding Shymanski & Company, P.C. Age 57. Director since 2003.

E. Harvey “Skip” Seaman III is the Owner, President and Chief Executive Officer of Product Acceptance & Research, a nationally known provider of marketing research and marketing services. Age 49. Director since 2001.

Jerome A. Ziemer is the President and majority shareholder of Ziemer Funeral Homes in Evansville, Indiana. Age 68. Director since 1979.

The following directors have terms ending in 2008:

Harold Duncan is the Chairman of the Board of Directors of the Company and First Federal. He served as President and Chief Executive Officer of the Company from 1999 to June 2004 and as Chief Executive Officer of First Federal from 1991 to June 2004. Mr. Duncan joined First Federal in 1964 and served in several positions before becoming President and Chief Executive Officer. Age 65. Director since 1978.

Gregory L. Haag is the President and owner of Haag Heating and Air Conditioning, Inc. in Washington, Indiana. Mr. Haag is a former director of Home Building Bancorp, Inc. and its subsidiary, Home Building Savings Bank, FSB, which were acquired by the Company on October 1, 2006. Age 53. Director since 2006.

Daniel L. Schenk is the Chancellor of Ivy Tech Community College, Evansville, Indiana campus. Age 52. Director since 2002.

Proposal 2—Ratification of Independent Registered Public Accountants

The Audit Committee of the Board of Directors has appointed BKD LLP to be the Company’s independent registered public accountants for the fiscal year ending June 30, 2007, subject to ratification by shareholders. A representative of BKD LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accountants is not approved by a majority of the votes cast by shareholders at the annual meeting, the Audit Committee will consider other independent registered public accountants.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of the independent registered public accountants.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending June 30, 2006 and 2005 by BKD LLP:

	2006	2005
Audit fees	$42,406	$30,225
Audit related fees(1)	36,017	27,179
Tax fees(2)	10,035	10,884
All other fees	—	—
_____________
(1)	Includes fees for assistance with securities filings other than periodic reports and other services.
(2)	Consists of tax filing and tax related compliance and other advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accountants and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accountants.

During the year ended June 30, 2006, all of the audit related fees, tax fees and all other fees set forth above were approved by the Audit Committee.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accountants the accountants’ independence from the Company and its management. In concluding that the accountants are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accountants were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent registered public accountants for the fiscal year ended June 30, 2007.

The Audit Committee of the Board of Directors
of First Bancorp of Indiana, Inc.

David E. Gunn (Chairman)
Timothy A. Flesch
Daniel L. Schenk

Executive Compensation

Summary Compensation Table

The following information is furnished for Michael H. Head and Kirby W. King. No other executive officers of First Federal or the Company received a salary and bonus of $100,000 or more during the year ended June 30, 2006.

	Annual Compensation(1)			Long-Term Compensation Awards
Name and Position	Year	Salary (2)	Bonus	Restricted Stock Awards	Securities Underlying Options	All Other Compensation

Michael H. Head	2006	$155,000	$—	—	—	$139,979	(3)
President and Chief	2005	147,200	26,620	—	—	28,523
Executive Officer	2004	131,200	5,000	—	—	20,633

	2006	$103,444	$—	—	—	$94,744	(4)
Kirby W. King	2005	98,831	2,000	—	—	21,426
Vice President	2004	94,725	2,250	—	—	16,877

(1)	Does not include the aggregate amount of perquisites or other personal benefits, which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.
(2)	For Mr. Head, includes Board of Directors’ fees.
(3)
For 2006, consists of a deferred compensation agreement contribution of $12,618, an ESOP allocation valued at $30,558 and a 401(k) employer contribution of $8,400. Also includes an $88,403 contribution made in connection with the adoption of First Federal’s 2005 deferred compensation program reflecting Mr. Head’s accrued benefits through December 31, 2005 under prior deferred compensation arrangements. See “Executive Compensation—Executive Agreements—Deferred Compensation Agreements.”

(4)
For 2006, consists of a deferred compensation agreement contribution of $10,495, an ESOP allocation valued at $19,409 and a 401(k) employer contribution of $6,248. Also includes a $58,592 contribution made in connection with the adoption of First Federal’s 2005 deferred compensation program reflecting Mr. King’s accrued benefits through December 31, 2005 under prior deferred compensation arrangements. See “Executive Compensation—Executive Agreements—Deferred Compensation Agreements.”

Fiscal Year-End Option Values

The following table sets forth information as of June 30, 2006 concerning the number and value of options held by the named executive officers listed in the Summary Compensation Table. The named executive officers did not exercise any options during 2006.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Year End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael H. Head	—	—	$—	$—
Kirby W. King	15,268	—	146,496	—

(1)
Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on June 30, 2006 ($18.72 per share) less the option exercise price ($9.125 per share). Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

Executive Agreements

Employment Agreement. First Bancorp and First Federal have entered into a three-year employment agreement with Mr. Head. Under the employment agreement, the current salary level for Mr. Head is $145,848, which amount is paid by First Federal and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On the anniversary of the commencement date of the employment agreement, the term may be extended for an additional year at the discretion of the Board. The agreement is terminable by the employers at any time, by the executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. If the executive’s employment is terminated without cause or upon the executive’s voluntary termination following the occurrence of an event described in the preceding sentence, First Federal would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

The employment agreement also provides for a severance payment and other benefits in the event of involuntary termination of employment in connection with any change in control of First Bancorp or First Federal. A severance payment also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control.

The maximum present value of the severance benefits under the employment agreement is 2.99 times the executive’s average annual compensation during the five-year period preceding the effective date of the change in control (the “base amount”). The employment agreement provides that the value of the maximum benefit may be distributed, at the executive’s election, in the form of a lump sum cash payment equal to 2.99 times the executive’s base amount or a combination of a cash payment and continued coverage under First Federal’s health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the executive’s base amount. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the Company would not be entitled to deduct such amount.

The employment agreement restricts the executive’s right to compete against First Bancorp and First Federal for a period of one year from the date of termination of the agreement if he voluntarily terminates employment, except in the event of a change in control.

Deferred Compensation Agreements. Effective October 1, 2005, First Federal entered into deferred compensation agreements with Michael Head and certain other members of management. These agreements supersede and replace the two supplemental executive retirement arrangements previously adopted by First Federal in 2002 and 1994 (which was subsequently amended in 1997), respectively. Benefits contemplated by the agreements are funded through secular grantor trusts (see below under “Grantor Trust Agreements”). First Federal makes contributions annually to the secular grantor trusts on behalf of each of the individuals who have entered into a deferred compensation agreement. After withholding taxes on the contributions, the remaining funds are used to purchase life insurance or other investment vehicles to fund the payment of the benefits under the deferred compensation agreements. In connection with the adoption of the 2005 deferred compensation program, First Federal made a contribution to each secular grantor trust in an amount equal to each participant’s accrued benefits under the 2002 and 1997 deferred compensation arrangements.

The benefit age, supplemental retirement income benefit, and the payout period are specified in each individual’s deferred compensation agreement. A participant is entitled to a supplemental retirement income benefit upon termination of employment following the attainment of his or her benefit age. Upon termination of employment following a change in control (regardless of age), a participant becomes entitled to his or her full supplemental retirement income benefit, commencing upon attainment of his or her benefit age and payable monthly over 180 months. Upon termination due to disability, a participant is entitled to receive the balance in his or her grantor trust as of his or her termination date in a lump sum payment. Upon voluntary termination of the participant, First Federal will cease making contributions to the grantor trust, and the participant will receive the balance of his or her grantor trust as of his or her termination date, commencing upon attainment of his or her benefit age and payable monthly over 180 months. If necessary, an additional amount will be contributed to the grantor trust so that the assets of the trust are sufficient to provide the participant with the benefit that would have been payable to the participant if First Federal had accrued the liability for the benefit in accordance with applicable accounting pronouncements rather than funding the grantor trust. In the event of a participant’s death, the designated beneficiary will receive the supplemental retirement income benefit (or any remaining payments) as well as an additional lump sum benefit of $10,000 for the payment of funeral expenses. Upon termination for cause, First Federal will make no further contributions to a participant’s grantor trust and the executive will not be entitled to any receive any benefit under the deferred compensation agreement.

Under the deferred compensation agreement with Mr. Head, he will receive an annual pre-tax benefit of $21,192 for 15 years beginning at age 60 and an annual pre-tax benefit of $106,896 for 15 years beginning at age 65. Under the deferred compensation agreement with Mr. King, he will receive an annual pre-tax benefit of $70,704 for 15 years beginning at age 65.

Grantor Trust Agreements.  In connection with the deferred compensation agreements, First Federal and the participants in the deferred compensation arrangements discussed above have entered into secular Grantor Trust Agreements with an independent trustee. Under each trust agreement, First Federal may make contributions to the trust for the purpose of funding benefits payable under the deferred compensation agreements. Contributions made by First Federal are taxable to the participants, who maintain certain withdrawal rights under the agreements. Exercise of withdrawal rights, however, terminates First Federal’s obligation to make future contributions to the trust, although First Federal will continue to accrue for a reduced annual benefit. Payments from the trust will be made in accordance with the terms of the deferred compensation agreements described above.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers, directors and greater than 10% shareholders has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended June 30, 2006.

Transactions with Management

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains an exception from such prohibition for loans made by First Federal to its executive officers and directors in compliance with the federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee, and does not involve more than the normal risk of repayment or present other unfavorable features. First Federal currently makes new loans and extensions of credit to First Federal’s executive officers, directors and employees at different rates than those to the general public; however, First Federal does not give preference to any director or officer over any other employee, and such loans do not involve more than the normal risk of repayment or present other unfavorable features.

In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of First Federal’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors.

Nominating Committee Procedures

General

It is the policy of the Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders

To submit a recommendation of a director candidate to the Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Minimum Qualifications

The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

The process that the Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by First Federal. The Nominating Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Submission of Business Proposals and Shareholder Nominations

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting not later than June 15, 2007. If next year’s annual meeting is held on a date more than 30 calendar days from November 15, 2007, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitations for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 60 nor more than 90 days prior to the date of the annual meeting; provided that if less than 71 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders or public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Ruthanne Orth, Corporate Secretary, First Bancorp of Indiana, Inc., 5001 Davis Lant Drive, Evansville, Indiana 47715. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nominating Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Bancorp common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Shareholders has been mailed to persons who were shareholders as of the close of business on September 29, 2006. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-KSB, without exhibits, for the year ended June 30, 2006, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were shareholders as of the close of business on September 29, 2006 upon written request to Ruthanne Orth, Corporate Secretary, First Bancorp of Indiana, Inc., 5001 Davis Lant Drive, Evansville, Indiana 47715.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ruthanne Orth
Ruthanne Orth
Corporate Secretary

Evansville, Indiana
October 13, 2006

FIRST BANCORP OF INDIANA, INC.
☒   PLEASE MARK VOTES
        AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS
November 15, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harold Duncan and Daniel L. Schenk, and each of them, with full power of substitution, to act as proxy for the undersigned and to vote all shares of common stock of First Bancorp of Indiana, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders, to be held on November 15, 2006 at 10:00 a.m., local time, at 5001 Davis Lant Drive,  Evansville, Indiana and at any and all adjournments thereof, as indicated on this proxy card.

		FOR	WITHHOLD	FOR ALL EXCEPT
1.	The election as directors of all	☐	☐	☐
nominees listed (except as
marked to the contrary below).

Timothy A. Flesch
Michael H. Head

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of	☐	☐	☐
BKD LLP as independent registered
public accountants of First Bancorp
of Indiana, Inc. for the year ending
June 30, 2007.

Your Board of Directors Recommends a Vote FOR Proposals 1 and 2.

This proxy, when properly executed and returned, will be voted as directed by the undersigned shareholder. If no instructions are specified, this proxy will be voted “FOR” all of the proposals listed. This proxy also confers discretionary authority to vote with respect to the election of any person as Director where the nominees are unable to serve or for good cause will not serve and with respect to any other business that may properly come before the annual meeting or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

ñ Detach above card, sign, date and mail in postage-paid envelope provided. ñ
FIRST BANCORP OF INDIANA, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

_______________________________________________

_______________________________________________

_______________________________________________

[First Bancorp of Indiana, Inc. Letterhead]

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the attached YELLOW vote authorization form for the purpose of conveying your voting instructions to the ESOP trustees, on the proposals presented at the Annual Meeting of Shareholders of First Bancorp of Indiana, Inc. (the “Company”) on November 15, 2006. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and a First Bancorp of Indiana, Inc. Annual Report to Shareholders.

As a participant in the First Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company stock allocated to your account as of September 29, 2006. As of September 29, 2006, the ESOP held 158,116 shares of Company common stock, of which 82,380 shares had been allocated to participants’ accounts. These allocated shares of Company common stock will be voted as directed by the ESOP participants, so long as timely instructions from the participants are received by the ESOP trustees. If you do not direct the ESOP trustees as to how they should vote the shares allocated to your ESOP account, the ESOP trustee will vote those shares in a manner calculated to most accurately reflect the instructions received from other participants.

At this time, in order to direct the voting of the shares of Company common stock allocated to your ESOP account, please complete and sign the attached YELLOW vote authorization form and return it in the enclosed postage-paid envelope. The ESOP trustees must receive your instructions by November 8, 2006. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or First Federal Savings Bank.

Sincerely,

/s/ Michael H. Head
Michael H. Head
President and Chief Executive Officer

Name:	___________________________
Shares: ____________________________

VOTE AUTHORIZATION FORM

I understand that the ESOP trustees are the holders of record and custodian of all shares of First Bancorp of Indiana, Inc. (the “Company”) common stock allocated to me under the First Federal Savings Bank Employee Stock Ownership Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on November 15, 2006.

Accordingly, you are to vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “FOR ALL EXCEPT” box is marked and the instructions below are complied with).

Timothy A. Flesch and Michael H. Head

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐

To withhold your vote for any individual nominee, mark the “FOR ALL EXCEPT” box and write that nominee=s name on the line provided below.

2.	The ratification of the appointment of BKD LLP as independent registered public accountants of First Bancorp of Indiana, Inc. for the year ending June 30, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The ESOP Trustees are hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed envelope no later than _________________, 2006.